UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2005

Retek Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28121	51-0392671

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Retek on the Mall
950 Nicollet Mall
Minneapolis, MN 55043

(Address of principal executive offices)

(612) 587-5000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

     Pursuant to Item 2.02 of Form 8-K, Results of Operations and Financial Condition, Retek Inc. hereby furnishes a press release, issued on January 27, 2005, attached hereto as Exhibit 99, disclosing material non-public information regarding its results of operations for the year ended December 31, 2004. We provide operational income, operational income per share and non-GAAP gross margin in the press release as additional information for our operating results. The measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from operational income and per share measures used by other companies. Operational income has been adjusted to exclude the effects of acquisition and compensation non-cash charges, accelerated depreciation, CEO severance costs, non-operational accrual adjustments and impairments and other costs. Non-GAAP gross margin has been adjusted to exclude non-cash purchased software amortization. We believe that this presentation of operational income, operational income per share and non-GAAP gross margin provides useful information to investors regarding certain additional financial and business trends relating to our financial condition and results of operations.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
99	Retek Inc. Earnings Release dated January 27, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETEK INC.
DATE: January 27, 2005	By:	/s/ Gregory A. Effertz
Gregory A. Effertz
Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing
99	Retek Inc. Earnings Release dated January 27, 2005	File Electronically